Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Tuesday, June 9, 2015

AMERICAN AIRLINES GROUP REPORTS MAY TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported May 2015 and year-to-date traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) for the month were 19.3 billion, up 0.7 percent versus May 2014. Total capacity was 23.3 billion available seat miles (ASMs), up 2.1 percent versus May 2014. Total passenger load factor was 82.8 percent for the month of May, down 1.2 percentage points versus May 2014.

Based on two months of actual data and one month of forecast, the Company expects its second quarter 2015 consolidated passenger revenue per available seat mile (PRASM) to be down approximately 6 to 8 percent. In addition, the Company expects its second quarter fuel price to be approximately $1.86 to $1.91 per gallon. The Company now expects its second quarter pretax margin excluding special items to be between 16 and 18 percent.

The following summarizes American Airlines Group traffic results for the month and year-to-date ended May 31, 2015 and 2014, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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American Airlines Group Reports May 2015 Traffic

June 9, 2015

Combined American and US Airways Traffic Results

	May				Year to Date
	2015	2014	Change		2015	2014	Change
Revenue Passenger Miles (000)
Domestic	10,934,167	10,973,274	(0.4)%		51,186,003	51,662,067	(0.9)%
Atlantic	2,840,245	2,882,454	(1.5)%		9,808,100	10,654,907	(7.9)%
Latin America	2,496,913	2,712,419	(7.9)%		13,120,016	14,069,249	(6.7)%
Pacific	960,895	661,372	45.3%		4,039,761	2,914,212	38.6%

International	6,298,053	6,256,245	0.7%		26,967,877	27,638,368	(2.4)%

Mainline	17,232,220	17,229,519	—%		78,153,880	79,300,435	(1.4)%
Regional	2,101,173	1,973,689	6.5%		9,431,822	8,903,191	5.9%

Total Revenue Passenger Miles	19,333,393	19,203,208	0.7%		87,585,702	88,203,626	(0.7)%

Available Seat Miles (000)
Domestic	12,728,664	12,567,024	1.3%		60,857,947	60,721,057	0.2%
Atlantic	3,703,639	3,606,605	2.7%		13,496,991	14,107,385	(4.3)%
Latin America	3,289,511	3,556,897	(7.5)%		17,110,601	18,426,182	(7.1)%
Pacific	1,102,902	754,107	46.3%		4,895,256	3,553,824	37.7%

International	8,096,052	7,917,609	2.3%		35,502,848	36,087,391	(1.6)%

Mainline	20,824,716	20,484,633	1.7%		96,360,795	96,808,448	(0.5)%
Regional	2,519,417	2,388,119	5.5%		11,903,537	11,298,687	5.4%

Total Available Seat Miles	23,344,133	22,872,752	2.1%		108,264,332	108,107,135	0.1%

Load Factor (%)
Domestic	85.9	87.3	(1.4)	pts	84.1	85.1	(1.0	)pts
Atlantic	76.7	79.9	(3.2)	pts	72.7	75.5	(2.8	)pts
Latin America	75.9	76.3	(0.4)	pts	76.7	76.4	0.3	pts
Pacific	87.1	87.7	(0.6)	pts	82.5	82.0	0.5	pts
International	77.8	79.0	(1.2)	pts	76.0	76.6	(0.6	)pts
Mainline	82.7	84.1	(1.4)	pts	81.1	81.9	(0.8	)pts
Regional	83.4	82.6	0.8	pts	79.2	78.8	0.4	pts
Total Load Factor	82.8	84.0	(1.2)	pts	80.9	81.6	(0.7	)pts

Enplanements
Mainline	12,549,287	12,721,839	(1.4)%		58,699,695	59,787,346	(1.8)%
Regional	4,900,334	4,625,805	5.9%		21,762,840	20,717,345	5.0%

Total Enplanements	17,449,621	17,347,644	0.6%		80,462,535	80,504,691	(0.1)%

System Cargo Ton Miles (000)	199,609	204,982	(2.6)%		944,947	961,646	(1.7)%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports May 2015 Traffic

June 9, 2015

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with regional partners, operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. This year American topped Fortune Magazine’s list of best business turnarounds and its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, statements about the expected second quarter pre-tax margin, the expected change in PRASM, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the

American Airlines Group Reports May 2015 Traffic

June 9, 2015

Company’s hub airports; costs of ongoing data security compliance requirements and the impact of any significant data security breach; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of a lawsuit that was filed in connection with the merger transaction with US Airways Group, Inc. and remains pending; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase program or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which

American Airlines Group Reports May 2015 Traffic

June 9, 2015

may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 (especially in Part II, Item 1A, Risk Factors and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

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